OTHER
                                                              EXHIBITS (b)
                       DREYFUS PREMIER VALUE EQUITY FUNDS

                            Certificate of Secretary

                    The undersigned, John B. Hammalian, Secretary of Dreyfus Premier Value Equity Funds (the "Fund"), hereby certifies that set forth below is a copy of the resolutions adopted by the Board of Trustees of the Fund by Unanimous Written Consent dated March 13, 2000 as if adopted by the affirmative vote of the Board of Trustees at a duly constituted meeting and that such resolutions have not been modified or recinded and remain in full force and effect on the date hereof, with the exception that Mark Kornfeld, Assistant General Counsel, resigned his position as of April 10, 2000:

                    RESOLVED, that the persons listed on Appendix A hereto are hereby elected to the offices set forth opposite their respective names, to serve as officers for the Funds indicated thereon, at the pleasure of the Board; and it is further

                    RESOLVED, that such persons shall begin to serve as officers of the Funds effective on the date the Distribution Agreement between each Fund and Dreyfus Service Corporation becomes effective; and it is further

                    RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Mark N. Jacobs, Steven Newman, Michael Rosenberg, John Hammalian, Jeff Prusnofsky, Robert R. Mullery, Janette Farragher, and Mark Kornfeld, as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statements and any and all amendments and supplements thereto, as whom he or she is acting as attorney-in-fact, might or could do in person.

         IN WITNESS WHEREOF, the undersigned have executed this Consent as of the 28th day of February, 2001


                                             /s/ John B. Hammalian
                                             ------------------------
                                              John B. Hammalian
                                              Secretary


(SEAL)
DREYFUS PREMIER VALUE EQUITY FUNDS



                                   APPENDIX A


                       Dreyfus Premier Value Equity Funds

                          Stephen E. Canter, President
                         Mark N. Jacobs, Vice President
                  Joseph Connolly, Vice President and Treasurer
                          John B. Hammalian, Secretary
                      Steven F. Newman, Assistant Secretary
                    Michael A. Rosenberg, Assistant Secretary
                      William McDowell, Assistant Treasurer
                       James Windels, Assistant Treasurer